Exhibit 10.1

LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement (the “Agreement”) is entered into as of March 30, 2012, by and between ISTA PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower”) and SILICON VALLEY BANK (“Bank”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to an Amended and Restated Loan and Security Agreement, dated February 23, 2011 (as may be amended from time to time the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modification to Loan Agreement.

1.	Notwithstanding anything to the contrary in the Loan Agreement or any other Loan Document, and subject to the satisfaction of the conditions to the effectiveness of this Agreement:

(i)	the Letters of Credit Sublimit, Foreign Exchange Sublimit and Cash Management Services Sublimit, and the obligation of Bank to make any Credit Extensions or issue any Letters of Credit under the Loan Agreement in respect thereof, is hereby terminated;

(ii)	Borrower’s right to request Credit Extensions and/or Letters of Credit in connection with the Letters of Credit Sublimit, Foreign Exchange Sublimit and Cash Management Services Sublimit under the Loan Agreement is hereby terminated; and

(iii)	Section 2.2.2 (Letters of Credit Sublimit), Section 2.2.3 (Foreign Exchange Sublimit) and Section 2.2.4 (Cash Management Services Sublimit), all references to the Letters of Credit Sublimit, Foreign Exchange Sublimit, and Cash Management Services Sublimit in any definition or provision in the Loan Agreement (including any exhibits thereto) or any other Loan Document, and all definitions and provisions relating solely to the Letters of Credit Sublimit, Foreign Exchange Sublimit, and Cash Management Services Sublimit in the Loan Agreement (including any exhibits thereto) and each other Loan Document are of no further force or effect.

2.	The termination of the Letters of Credit Sublimit, Foreign Exchange Sublimit and Cash Management Services Sublimit as set forth herein shall not be deemed to (i) be a termination or modification of any other term or condition of the Loan Agreement or any Loan Document, or (ii) prejudice any right or remedy which Bank may now have or may have in the future (except to the extent such right or remedy which Bank may now have or may have in the future is based upon an Event of Defaults that was waived in writing by Bank) under or in connection with the Loan Agreement or any Loan Document.

3.	Notwithstanding the termination of the Letters of Credit Sublimit, Foreign Exchange Sublimit and Cash Management Services Sublimit as set forth herein, any obligation incurred by Borrower in respect of the Letters of Credit Sublimit, the Foreign Exchange Sublimit or the Cash Management Services Sublimit, or hereafter incurred by Borrower in respect of any separate facility relating to letters of credit, cash management services or foreign exchange contracts, shall constitute part of the Obligations under the Loan Agreement and be secured by the Loan Documents.

4.	Clause (b) of Section 2.2.1 (Revolving Advances) is hereby deleted in its entirety and replaced with the following:

(b) Termination; Repayment. The Revolving Line terminates on the earlier of (i) the Prepayment Date, or (ii) the Revolving Line Maturity Date, when the principal amount of all Advances, the unpaid interest thereon, and all other Obligations relating to the Revolving Line shall be immediately due and payable.

5.	The following clause (c) is hereby added to Section 2.2.1 (Revolving Advances):

(c) Prepayment. So long as an Event of Default has not occurred and is not continuing, Borrower shall have the option to prepay, in whole, the Indebtedness hereunder and terminate the Revolving Line, provided, Borrower (a) provides written notice to Bank of its election to exercise to prepay at least three (3) days prior to such prepayment, and (b) pays, on the date of the prepayment (the “Prepayment Date”) (i) all accrued and unpaid interest with respect to the outstanding principal amount of Advances through the Prepayment Date; (ii) the aggregate principal amount of Advances outstanding as of the Prepayment Date; (iii) the Make-Whole Premium; and (iv) all other sums, if any, that are due and payable hereunder. The “Make-Whole Premium” is an amount equal to the Unused Revolving Line Facility Fee calculated through the Revolving Line Maturity Date and based on the unused portion of the Revolving Line being equal to the maximum amount permitted thereunder.

6.	Clause (b) of Section 2.5 (Payment of Interest on Credit Extensions) is hereby deleted in its entirety and replaced with the following:

(b) Advances. Each Advance shall bear interest on the outstanding principal amount thereof from the date when made, continued or converted until paid in full at a rate per annum equal to the greater of (a) the Prime Rate, and (b) 4.00 percentage points (400 basis points). Pursuant to the terms hereof, interest on each Advance shall be paid in arrears on the first Business Day of each month. Interest shall also be paid on the date of any prepayment of any Advance pursuant to this Agreement for the portion of any Advance so prepaid and upon payment (including prepayment) in full thereof. All accrued but unpaid interest on the Advances shall be due and payable on the Revolving Line Maturity Date.

7.	Clause (d) of Section 2.6 (Fees) is hereby deleted in its entirety and replaced with the following:

(a) Make Whole Premium. The Make-Whole Premium when due pursuant to the terms of Section 2.2.1(c).

8.	Clause (b), (c) and (d) of the definition of Eligible Accounts in Section 13.1 (Definitions) are hereby deleted in their entirety and replaced with the following:

(b) Accounts that the Account Debtor has not paid within 90 days of due date;

(c) Accounts owing from an Account Debtor, fifty percent (50%) or more of whose Accounts have not been paid within 90 days of due date;

(d) Credit balances over 90 days from due date;

9.	The definition of Prime Rate Margin in Section 13.1 (Definitions) is hereby deleted in its entirety without replacement.

10.	The definitions of “Current Liabilities” and “Revolving Loan Maturity Date” in Section 13.1 (Definitions) are hereby deleted in their entirety and replaced with the following in alphabetical order:

“Current Liabilities”, as of any date of determination, are all obligations and liabilities of Borrower to Bank, plus, without duplication, the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year, less the current portion of Borrower’s Total Liabilities that mature outside of one (1) year.

“Revolving Line Maturity Date” is the earliest of (a) March 31, 2013; or (b) the date Bank exercises its remedies under Section 9.1(a).

11.	Clauses (a) and (b) of Section 6.6 (Financial Covenants) are hereby deleted in their entirety and replaced with the following:

(b) Adjusted Quick Ratio. Borrower shall maintain, on a consolidated basis with respect to Borrower and its Subsidiaries a ratio (“Adjusted Quick Ratio”) of Quick Assets to Current Liabilities greater than or equal to: (i) 0.65 to 1.00 as of February 29, 2012, March 31, 2012, April 30, 2012, May 31, 2012, June 30, 2012, July 31, 2012 and August 31, 2012; (ii) 0.50 to 1.00 as of September 30, 2012, October 31, 2012 and November 30, 2012; and (iii) 0.75 to 1.00 as of December 31, 2012 and the last day of each month thereafter.

(c) Tangible Net Worth. Borrower shall maintain, on a consolidated basis with respect to Borrower and its Subsidiaries measured quarterly, Tangible Net Worth of not less than: (i) $20,000,000 at March 31, 2012; (ii) $25,000,000 at June 30, 2012; (iii) $5,000,000 at September 30, 2012; and (iv) $20,000,000 at December 31, 2012 and the last day of each quarter thereafter.

12.	In furtherance of the amendment set forth in paragraph 11 above, Exhibit D of the Loan Agreement is hereby deleted in its entirety and replaced with Exhibit D attached hereto.

B.	Modification to Loan Documents. The Loan Documents are hereby amended wherever necessary to be consistent with the changes to the Loan Agreement described above.

4. NO DEFENSES OF BORROWER. Borrower agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts arising under or in connection with the Loan Documents.

5. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the Loan Documents, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Documents. Except as expressly modified pursuant to this Agreement, the terms of the Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modify the Loan Documents pursuant to this Agreement shall in no way obligate Bank to make any future modifications to the Loan Documents. Nothing in this Agreement shall constitute a satisfaction of the Obligations.

6. REPRESENTATIONS AND WARRANTIES. Borrower hereby certifies that all representations and warranties of Borrower contained in the Loan Agreement are true, accurate and complete in all material respects as of the date hereof; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

7. NO DEFAULT. Borrower hereby certifies no Default or Event of Default has occurred and is continuing or of the date hereof, or would result after giving effect to this Agreement.

8. CONDITIONS. The effectiveness of this Agreement is conditioned upon the execution and delivery of this Agreement and the receipt by Bank of a loan modification fee in the amount of Fifty Thousand Dollars ($50,000).

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		BANK:
ISTA PHARMACEUTICALS, INC.		SILICON VALLEY BANK

By:	/s/ Lauren P. Silvernail	By :	/s/ Brett Maver

Name:	Lauren P. Silvernail	Name:	Brett Maver

Title:	CFO & V.P., Corporate Development	Title:	Relationship Manager

EXHIBIT D

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date:

FROM: ISTA PHARMACEUTICALS, INC.

The undersigned authorized officer of ISTA PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending              with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with generally GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Borrowing Base Certificate, A/R & A/P Agings	Monthly within 20 days if borrowing	Yes No

Financial Covenant	Required	Actual	Complies

Maintain:

Adjusted Quick Ratio, Monthly	*Applicable ratio per below	:1.0	Yes No

Tangible Net Worth, Quarterly	**Applicable amount per below	$	Yes No

*	greater than or equal to (i) 0.65 to 1.00 as of February 29, 2012, March 31, 2012, April 30, 2012, May 31, 2012, June 30, 2012, July 31, 2012 and August 31, 2012; (ii) 0.50 to 1.00 as of September 30, 2012, October 31, 2012 and November 30, 2012; and (iii) 0.75 to 1.00 as of December 31, 2012 and the last day of each month thereafter.

**	not less than (i) $20,000,000 at March 31, 2012; (ii) $25,000,000 at June 30, 2012; (iii) $5,000,000 at September 30, 2012; and (iv) $20,000,000 at December 31, 2012 and the last day of each quarter thereafter.

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

ISTA PHARMACEUTICALS, INC.	BANK USE ONLY
Received by:

AUTHORIZED SIGNER

By:	Date:

Name:	Verified:

Title:		AUTHORIZED SIGNER

Date:

	Compliance Status:	Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

Dated:

I.	Adjusted Quick Ratio (Section 6.6(a))

Required: See below

Actual:

A.	Aggregate value of the unrestricted cash and cash equivalents of Borrower and its Subsidiaries	$
B.	Aggregate value of the net billed accounts receivable of Borrower and its Subsidiaries	$
C.	Aggregate value of the Investments with maturities of fewer than 12 months of Borrower and it Subsidiaries	$
D.	Quick Assets (the sum of lines A through C)	$
E.	Aggregate value of Obligations to Bank	$
F.	Aggregate value of liabilities of Borrower and its Subsidiaries (including all Indebtedness) that matures within one (1) year	$
G.	Current Portion of Subordinated Debt and Current Portion of long-term Indebtedness	$
H.	Current Liabilities (the sum of lines E and F less G)	$
I.	Value of Line D (Quick Assets)	$
J.	Value of Line H (Current Liabilities)	$
K.	Aggregate value of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$
L.	Line J minus line K	$
M.	Adjusted Quick Ratio (line I divided by line L)

Is line M equal to or greater than the applicable amount: (i) 0.65 to 1.00 as of February 29, 2012, March 31, 2012, April 30, 2012, May 31, 2012, June 30, 2012, July 31, 2012 and August 31, 2012; (ii) 0.50 to 1.00 as of September 30, 2012, October 31, 2012 and November 30, 2012; and (iii) 0.75 to 1.00 as of December 31, 2012 and the last day of each month thereafter?

No, not in compliance	Yes, in compliance

II.	Tangible Net Worth (Section 6.6(b))

Required: See below

Actual:

A.	Aggregate value of liabilities of Borrower and its Subsidiaries (including all Indebtedness and Warrant liability associated with the Deerfield Facility Agreement) and current portion of Subordinated Debt permitted by Bank to be paid by Borrower (but no other Subordinated Debt)	$
B.	Aggregate value of Indebtedness of Borrower subordinated to Borrower’s Indebtedness to Bank and net (+or -) Warrant mark-to-market of Warrant associated with the Deerfield Facility Agreement	$
C.	Debt (line A minus line B)	$
D.	Aggregate value of total assets of Borrower and its Subsidiaries	$
E.	Aggregate value of goodwill of Borrower and its Subsidiaries	$
F.	Aggregate value of intangible assets of Borrower and its Subsidiaries	$
G.	Aggregate value of any reserves not already deducted from assets	$
H.	Value of line C	$
I.	Tangible Net Worth (line D minus line E minus line F minus line G minus line H)	$

Is line I greater than or equal to applicable amount: (i) $20,000,000 at March 31, 2012; (ii) $25,000,000 at June 30, 2012; (iii) $5,000,000 at September 30, 2012; or (iv) $20,000,000 at December 31, 2012 and the last day of each quarter thereafter?

No, not in compliance	Yes, in compliance